ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Third-Quarter 2023 Results

-- Third-Quarter Earnings Per Share of $3.53; Non-GAAP Earnings Per Share of $4.14 –

-- Revenue of $8.01 billion in line with guidance --

CENTENNIAL, Colo.--(BUSINESS WIRE)- Nov. 2, 2023--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2023 sales of $8.01 billion, a decrease of 14 percent year over year. Third-quarter net income was $199 million, or $3.53 per share on a diluted basis, compared with net income of $342 million, or $5.27 per share on a diluted basis, in the third quarter of 2022. Non-GAAP net income1 was $233 million, or $4.14 per share on a diluted basis, in the third quarter of 2023, compared with non-GAAP net income of $354 million, or $5.45 per share on a diluted basis, in the third quarter of 2022. Both GAAP and non-GAAP earnings per share in the third quarter of 2023 included a $0.87 benefit related to cash received from a legal settlement in the global components business, and a $0.31 impact for a charge taken to increase accounts receivable reserves associated with a customer in the global enterprise computing solutions (ECS) business.

“The company executed well amidst an inventory correction in the semiconductor market and a softer information technology market, delivering non-GAAP earnings per share at the high end of our guidance range,” said Sean Kerins, Arrow’s president, and chief executive officer.

Global components third-quarter sales of $6.25 billion reflected a decrease of 14 percent year over year. Europe components third-quarter sales increased 3 percent year over year, which was a 4 percent decline in constant currency. Asia-Pacific components third-quarter sales decreased 18 percent year over year. Americas components third-quarter sales decreased 24 percent year over year. Global components third-quarter operating income was $379 million, and third-quarter non-GAAP operating income was $386 million. These results include a $62 million benefit resulting from a legal settlement recorded as a decrease to operating expenses.

“With lead times normalizing, customer inventory remained elevated, impacting order velocity and top-line results across most vertical markets. Despite the market conditions, operating margins are meaningfully higher than in prior market corrections,” said Mr. Kerins. “We were encouraged by the level of demand creation activity in the quarter and the continued traction of our supply chain services offering.”

Global ECS third-quarter sales of $1.76 billion reflected a decrease of 10 percent year over year. Europe ECS third-quarter sales increased 2 percent year over year, which was a 5 percent decline in constant currency. Americas ECS third-quarter sales decreased 18 percent year over year. Global ECS third-quarter operating income was $55 million, and third-quarter non-GAAP operating income was $56 million.  These results include a $22 million charge taken to increase accounts receivable reserves associated with a customer.

“The mix in our ECS business continued to shift toward software related to infrastructure and cybersecurity, as well as cloud solutions.  As a result, the business produced year-on-year billings growth albeit with a decline in sales,” said Mr. Kerins.

“Non-GAAP earnings per share after adjusting for the legal settlement and accounts receivable item, was at the high end of our guidance range,” said Raj Agrawal, senior vice president and chief financial officer. “We were pleased to generate $322 million in cash flow from operations in the third quarter. Additionally, we repurchased approximately $200 million of shares during the third quarter and now have remaining purchase authorization of approximately $622 million.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

1

FOURTH-QUARTER 2023 OUTLOOK

●	Consolidated sales of $7.50 billion to $8.10 billion, with global components sales of $5.40 billion to $5.80 billion, and global enterprise computing solutions sales of $2.10 billion to $2.30 billion
●	Net income per share on a diluted basis of $3.30 to $3.50, and non-GAAP net income per share on a diluted basis of $3.61 to $3.81
●	Average tax rate in the range of 23 to 25 percent
●	Average diluted shares outstanding of ~55 million
●	Interest expense in the range of approximately $90 million
●	Changes in foreign currencies expected to increase year-over-year growth in sales by $54 million, and earnings per share on a diluted basis by $0.02 compared to the fourth quarter of 2022
●	Changes in foreign currencies expected to decrease quarter-over-quarter growth in sales by $82 million and earnings per share on a diluted basis by $0.07 compared to the third quarter of 2023

Fourth-Quarter 2023 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	December 31,	December 31,		December 31,	September 30,
(in billions)	2023	2022	% Change	2023	2023	% Change

Global components sales, GAAP	$5.40 - 5.80	$6.83	(21%) - (15%)	$5.40 - 5.80	$6.25	(14%) - (7%)
Impact of changes in foreign currencies	—	0.03		—	(0.06)
Global components sales, constant currency	$5.40 - 5.80	$6.86	(21%) - (15%)	$5.40 - 5.80	$6.19	(13%) - (6%)

Global ECS sales, GAAP	$2.10 - 2.30	$2.50	(16%) - (8%)	$2.10 - 2.30	$1.76	19% - 31%
Impact of changes in foreign currencies	—	0.02		—	(0.02)
Global ECS sales, constant currency	$2.10 - 2.30	$2.52	(17%) - (9%)	$2.10 - 2.30	$1.74	21% - 32%

NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$3.30 to $3.50	$0.10	$0.21	$3.61 to $3.81

CFO Commentary and Earnings Presentation

Please refer to the CFO commentary and the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

Conference Call and Webcast Information

Arrow Electronics will host a conference call to discuss third-quarter 2023 financial results on Nov. 2, 2023, at 1:00 PM ET. Register online at https://conferencingportals.com/event/fEoxDDHd to obtain dial-in information for the live conference call. The conference call will also be available via live webcast at investor.arrow.com. Shortly after the conclusion of the conference call, a webcast replay will be available at investor.arrow.com.

About Arrow Electronics

Arrow Electronics guides innovation forward for over 210,000 leading technology manufacturers and service providers. With 2022 sales of $37 billion, Arrow develops technology solutions that help improve business and daily life. Learn more at arrow.com.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2023 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares

2

outstanding, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectations regarding market demand and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; outbreaks, epidemics, pandemics, or public health crises; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides non-GAAP sales, operating income, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, net gains and losses on investments, and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.

Contacts
Investors:	Anthony Bencivenga,
Vice President, Investor Relations
303-566-7456

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022

Sales	$8,007,019	$9,266,432	$25,257,963	$27,801,399
Cost of sales	7,027,422	8,079,520	22,098,495	24,170,769
Gross profit	979,597	1,186,912	3,159,468	3,630,630
Operating expenses:
Selling, general, and administrative expenses	563,150	634,353	1,822,783	1,931,918
Depreciation and amortization	45,005	46,230	137,948	141,787
Restructuring, integration, and other charges	31,359	3,635	44,252	11,027
	639,514	684,218	2,004,983	2,084,732
Operating income	340,083	502,694	1,154,485	1,545,898
Equity in earnings of affiliated companies	1,392	1,718	4,373	4,726
(Loss) gain on investments, net	(6,159)	(3,480)	4,649	(11,213)
Employee benefit plan expense, net	(854)	(890)	(2,510)	(2,614)
Interest and other financing expense, net	(82,180)	(50,936)	(246,672)	(123,427)
Income before income taxes	252,282	449,106	914,325	1,413,370
Provision for income taxes	52,241	105,500	201,168	332,273
Consolidated net income	200,041	343,606	713,157	1,081,097
Noncontrolling interests	1,382	1,207	4,189	3,615
Net income attributable to shareholders	$198,659	$342,399	$708,968	$1,077,482
Net income per share:
Basic	$3.57	$5.33	$12.43	$16.31
Diluted	$3.53	$5.27	$12.28	$16.12
Weighted-average shares outstanding:
Basic	55,597	64,228	57,021	66,055
Diluted	56,298	64,979	57,715	66,845

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ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$333,294	$176,915
Accounts receivable, net	10,663,164	12,322,717
Inventories	5,805,520	5,319,369
Other current assets	503,982	521,339
Total current assets	17,305,960	18,340,340
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	185,790	184,211
Machinery and equipment	1,616,937	1,583,661
	1,808,418	1,773,563
Less: Accumulated depreciation and amortization	(1,272,214)	(1,177,107)
Property, plant, and equipment, net	536,204	596,456
Investments in affiliated companies	63,049	65,112
Intangible assets, net	134,811	159,137
Goodwill	2,021,987	2,027,626
Other assets	576,349	574,511
Total assets	$20,638,360	$21,763,182
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,090,554	$10,460,419
Accrued expenses	1,256,815	1,339,302
Short-term borrowings, including current portion of long-term debt	1,588,662	589,883
Total current liabilities	11,936,031	12,389,604
Long-term debt	2,615,001	3,182,964
Other liabilities	533,853	579,261

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2023 and 2022
Issued - 125,424 shares in both 2023 and 2022	125,424	125,424
Capital in excess of par value	1,205,788	1,208,708
Treasury stock (71,269 and 66,175 shares in 2023 and 2022, respectively), at cost	(5,307,441)	(4,637,345)
Retained earnings	9,923,800	9,214,832
Accumulated other comprehensive loss	(462,310)	(365,262)
Total shareholders’ equity	5,485,261	5,546,357
Noncontrolling interests	68,214	64,996
Total equity	5,553,475	5,611,353
Total liabilities and equity	$20,638,360	$21,763,182

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Consolidated net income	$200,041	$343,606
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	45,005	46,230
Amortization of stock-based compensation	6,519	3,773
Equity in earnings of affiliated companies	(1,392)	(1,718)
Deferred income taxes	(19,639)	8,152
Loss on investments, net	6,159	3,480
Other	1,092	307
Change in assets and liabilities:
Accounts receivable, net	260,749	(594,767)
Inventories	(383,647)	(255,871)
Accounts payable	157,482	482,061
Accrued expenses	127,235	132,636
Other assets and liabilities	(77,897)	(26,823)
Net cash provided by operating activities	321,707	141,066
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(20,670)	(18,536)
Proceeds from collections of notes receivable	—	263
Net cash used for investing activities	(20,670)	(18,273)
Cash flows from financing activities:
Change in short-term and other borrowings	603,693	(19,506)
(Repayments of) proceeds from long-term bank borrowings, net	(557,308)	328,268
Proceeds from exercise of stock options	443	762
Repurchases of common stock	(203,491)	(241,291)
Net cash (used for) provided by financing activities	(156,663)	68,233
Effect of exchange rate changes on cash	(51,462)	(82,637)
Net increase in cash and cash equivalents	92,912	108,389
Cash and cash equivalents at beginning of period	240,382	225,596
Cash and cash equivalents at end of period	$333,294	$333,985

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Consolidated net income	$713,157	$1,081,097
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	137,948	141,787
Amortization of stock-based compensation	34,868	35,009
Equity in earnings of affiliated companies	(4,373)	(4,726)
Deferred income taxes	(53,038)	1,468
(Gain) loss on investments, net	(4,649)	11,213
Other	4,078	2,673
Change in assets and liabilities:
Accounts receivable, net	1,585,521	(628,974)
Inventories	(525,020)	(1,011,763)
Accounts payable	(1,355,777)	166,602
Accrued expenses	(88,348)	192,759
Other assets and liabilities	(25,660)	(128,909)
Net cash provided by (used for) operating activities	418,707	(141,764)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(57,775)	(54,780)
Proceeds from collections of notes receivable	237	20,805
Proceeds from settlement of net investment hedge	10,725	—
Net cash used for investing activities	(46,813)	(33,975)
Cash flows from financing activities:
Change in short-term and other borrowings	802,032	276,516
(Repayments of) proceeds from long-term bank borrowings, net	(566,734)	1,238,268
Net proceeds from note offering	496,268	—
Redemption of notes	(300,000)	(350,000)
Proceeds from exercise of stock options	16,824	16,434
Repurchases of common stock	(719,708)	(725,254)
Settlement of forward-starting interest rate swap	56,711	—
Other	(142)	(137)
Net cash (used for) provided by financing activities	(214,749)	455,827
Effect of exchange rate changes on cash	(766)	(168,297)
Net increase in cash and cash equivalents	156,379	111,791
Cash and cash equivalents at beginning of period	176,915	222,194
Cash and cash equivalents at end of period	$333,294	$333,985

7

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	September 30, 2023	October 1, 2022	% Change

Consolidated sales, as reported	$8,007,019	$9,266,432	(13.6)%
Impact of changes in foreign currencies	—	145,732
Consolidated sales, constant currency	$8,007,019	$9,412,164	(14.9)%

Global components sales, as reported	$6,245,192	$7,300,347	(14.5)%
Impact of changes in foreign currencies	—	96,433
Global components sales, constant currency	$6,245,192	$7,396,780	(15.6)%

Americas components sales, as reported	$1,869,934	$2,445,647	(23.5)%
Impact of changes in foreign currencies	—	32
Americas components sales, constant currency	$1,869,934	$2,445,679	(23.5)%

Asia components sales, as reported	$2,387,835	$2,918,873	(18.2)%
Impact of changes in foreign currencies	—	(27,584)
Asia components sales, constant currency	$2,387,835	$2,891,289	(17.4)%

Europe components sales, as reported	$1,987,423	$1,935,827	2.7%
Impact of changes in foreign currencies	—	123,985
Europe components sales, constant currency	$1,987,423	$2,059,812	(3.5)%

Global ECS sales, as reported	$1,761,827	$1,966,085	(10.4)%
Impact of changes in foreign currencies	—	49,299
Global ECS sales, constant currency	$1,761,827	$2,015,384	(12.6)%

Americas ECS sales, as reported	$1,015,924	$1,234,158	(17.7)%
Impact of changes in foreign currencies	—	(3,105)
Americas ECS sales, constant currency	$1,015,924	$1,231,053	(17.5)%

Europe ECS sales, as reported	$745,903	$731,927	1.9%
Impact of changes in foreign currencies	—	52,404
Europe ECS sales, constant currency	$745,903	$784,331	(4.9)%

8

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2023	October 1, 2022	% Change

Consolidated sales, as reported	$25,257,963	$27,801,399	(9.1)%
Impact of changes in foreign currencies	—	(74,613)
Consolidated sales, constant currency	$25,257,963	$27,726,786	(8.9)%

Global components sales, as reported	$19,783,867	$21,960,974	(9.9)%
Impact of changes in foreign currencies	—	(68,284)
Global components sales, constant currency	$19,783,867	$21,892,690	(9.6)%

Americas components sales, as reported	$6,169,949	$7,265,552	(15.1)%
Impact of changes in foreign currencies	—	(2,265)
Americas components sales, constant currency	$6,169,949	$7,263,287	(15.1)%

Asia components sales, as reported	$7,226,871	$9,024,188	(19.9)%
Impact of changes in foreign currencies	—	(115,290)
Asia components sales, constant currency	$7,226,871	$8,908,898	(18.9)%

Europe components sales, as reported	$6,387,047	$5,671,234	12.6%
Impact of changes in foreign currencies	—	49,271
Europe components sales, constant currency	$6,387,047	$5,720,505	11.7%

Global ECS sales, as reported	$5,474,096	$5,840,425	(6.3)%
Impact of changes in foreign currencies	—	(6,329)
Global ECS sales, constant currency	$5,474,096	$5,834,096	(6.2)%

Americas ECS sales, as reported	$3,014,544	$3,442,803	(12.4)%
Impact of changes in foreign currencies	—	(19,051)
Americas ECS sales, constant currency	$3,014,544	$3,423,752	(12.0)%

Europe ECS sales, as reported	$2,459,552	$2,397,622	2.6%
Impact of changes in foreign currencies	—	12,722
Europe ECS sales, constant currency	$2,459,552	$2,410,344	2.0%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended September 30, 2023
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration		Non-GAAP
	measure	expense	charges(1)	Other(2)	measure
Operating income	$340,083	$7,863	$31,359	$—	$379,305
Income before income taxes	252,282	7,863	31,359	6,159	297,663
Provision for income taxes	52,241	1,959	7,321	1,476	62,997
Consolidated net income	200,041	5,904	24,038	4,683	234,666
Noncontrolling interests	1,382	138	—	—	1,520
Net income attributable to shareholders	$198,659	$5,766	$24,038	$4,683	$233,146
Net income per diluted share (3)	$3.53	$0.10	$0.43	$0.08	$4.14
Effective tax rate (4)	20.7%				21.2%

Three months ended October 1, 2022
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration		Non-GAAP
	measure	expense	charges(1)	Other(2)	measure
Operating income	$502,694	$8,674	$3,635	$—	$515,003
Income before income taxes	449,106	8,674	3,635	3,480	464,895
Provision for income taxes	105,500	2,219	892	841	109,452
Consolidated net income	343,606	6,455	2,743	2,639	355,443
Noncontrolling interests	1,207	125	—	—	1,332
Net income attributable to shareholders	$342,399	$6,330	$2,743	$2,639	$354,111
Net income per diluted share (3)	$5.27	$0.10	$0.04	$0.04	$5.45
Effective tax rate (4)	23.5%				23.5%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Nine months ended September 30, 2023
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration	Non- recurring		Non-GAAP
	measure	expense	charges(1)	tax items	Other(2)	measure
Operating income	$1,154,485	$23,751	$44,252	$—	$—	$1,222,488
Income before income taxes	914,325	23,751	44,252	—	(4,649)	977,679
Provision for income taxes	201,168	5,961	10,638	(942)	(1,114)	215,711
Consolidated net income	713,157	17,790	33,614	942	(3,535)	761,968
Noncontrolling interests	4,189	408	—	—	—	4,597
Net income attributable to shareholders	$708,968	$17,382	$33,614	$942	$(3,535)	$757,371
Net income per diluted share (3)	$12.28	$0.30	$0.58	$0.02	$(0.06)	$13.12
Effective tax rate (4)	22.0%					22.1%

Nine months ended October 1, 2022
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration	Non- recurring		Non-GAAP
	measure	expense	charges(1)	tax items	Other(2)	measure
Operating income	$1,545,898	$26,522	$11,027	$—	$—	$1,583,447
Income before income taxes	1,413,370	26,522	11,027	—	11,213	1,462,132
Provision for income taxes	332,273	6,792	2,459	—	2,711	344,235
Consolidated net income	1,081,097	19,730	8,568	—	8,502	1,117,897
Noncontrolling interests	3,615	398	—	—	—	4,013
Net income attributable to shareholders	$1,077,482	$19,332	$8,568	$—	$8,502	$1,113,884
Net income per diluted share (3)	$16.12	$0.29	$0.13	$—	$0.13	$16.66
Effective tax rate (4)	23.5%					23.5%

(1) Includes charges to increase the environmental remediation reserves in the amount of $20.9 million and $23.3 million for third quarter and first nine months of 2023, respectively and $1.9 million and $2.2 million for the third quarter and first nine months of 2022, respectively.

(2) Other includes (gain) loss on investments, net.

(3) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(4) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Sales:
Global components	$6,245,192	$7,300,347	$19,783,867	$21,960,974
Global ECS	1,761,827	1,966,085	5,474,096	5,840,425
Consolidated	$8,007,019	$9,266,432	$25,257,963	$27,801,399
Operating income (loss):
Global components (a)	$379,053	$494,587	$1,177,906	$1,518,423
Global ECS (b)	54,624	83,976	221,951	253,744
Corporate (c)	(93,594)	(75,869)	(245,372)	(226,269)
Consolidated	$340,083	$502,694	$1,154,485	$1,545,898

(a)	Global components operating income includes $62.2 million in settlement charges recorded as a reduction to operating expense for the third quarter and first nine months of 2023. Charges to increase the allowance for credit losses increased $16.8 million and $11.0 million for the third quarter and first nine months of 2023, respectively, relative to the year-earlier periods.
(b)	Global ECS operating income includes charges to increase the allowance for credit losses, which increased by $20.0 million and $26.8 million for the third quarter and first nine months of 2023, respectively, relative to the year-earlier periods.
(c)	Corporate operating loss includes restructuring, integration, and other charges of $31.4 million and $44.3 million for the third quarter and first nine months of 2023, respectively, and $3.6 million and $11.0 million for the third quarter and first nine months of 2022, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Global components operating income, as reported	$379,053	$494,587	$1,177,906	$1,518,423
Intangible assets amortization expense	6,640	6,691	20,064	20,303
Global components non-GAAP operating income	$385,693	$501,278	$1,197,970	$1,538,726

Global ECS operating income, as reported	$54,624	$83,976	$221,951	$253,744
Intangible assets amortization expense	1,223	1,983	3,687	6,219
Global ECS non-GAAP operating income	$55,847	$85,959	$225,638	$259,963

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